Exhibit 4.3

Execution Version

SANTANDER HOLDINGS USA, INC.

Company

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Twenty-Fifth Supplemental Indenture

SENIOR DEBT SECURITIES

Dated as of June 1, 2020

EXHIBIT A – Form of 3.450% Senior Note due 2025

i

TWENTY-FIFTH SUPPLEMENTAL INDENTURE

TWENTY-FIFTH SUPPLEMENTAL INDENTURE (this “Twenty-Fifth Supplemental Indenture”), dated as of June 1, 2020, between SANTANDER HOLDINGS USA, INC., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”), having its principal office at 75 State Street, Boston, Massachusetts 02109, and Deutsche Bank Trust Company Americas, a New York banking corporation, having a corporate trust office at 60 Wall Street, 24th Floor, New York, New York, 10005, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 19, 2011 (the “Base Indenture”) to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, the Company amended the Base Indenture pursuant to the Eighth Supplemental Indenture, dated as of March 1, 2017, between the Company and the Trustee (the “Eighth Supplemental Indenture,” and the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by this Twenty-Fifth Supplemental Indenture, the “Indenture”);

WHEREAS, Sections 2.01, 3.01 and 9.01 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;

WHEREAS, the issuance and sale of $1,000,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 3.450% Senior Notes due 2025 (the “Notes”) have been authorized by resolutions adopted by the board of directors of the Company;

WHEREAS, the Company desires to issue and sell $1,000,000,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the terms of the Notes;

WHEREAS, all things necessary to make this Twenty-Fifth Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Twenty-Fifth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Twenty-Fifth Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF TWENTY-FIFTH SUPPLEMENTAL INDENTURE

Section 1.01 Scope. This Twenty-Fifth Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture and Eighth Supplemental Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Eighth Supplemental Indenture and Twenty-Fifth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Twenty-Fifth Supplemental Indenture shall only apply to the Notes.

ARTICLE 2

DEFINITIONS

Section 2.01 Definitions and Other Provisions of General Application. For all purposes of this Twenty-Fifth Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Twenty-Fifth Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture, as amended by the Eighth Supplemental Indenture;

(b) the provisions of general application stated in Sections 1.02 through 1.15 of the Base Indenture shall apply to this Twenty-Fifth Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Twenty-Fifth Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Twenty-Fifth Supplemental Indenture and the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-mails and other electronic means of transmission, unless otherwise indicated;

(c) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined term in its appropriate alphabetical position:

“Issue Date” means June 1, 2020.

(d) Section 2.02 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by revising the second to last paragraph of the “Form of Face of Security” to read in its entirety as follows:

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01 Form and Dating.

(a) The Notes and the Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, a legend or legends or endorsements as may be required to comply with any law or with any rules of any securities exchange or usage. Each Note shall be dated the date of its authentication.

(b) The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Twenty-Fifth Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Twenty-Fifth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02 Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “Santander Holdings USA, Inc. 3.450% Senior Notes due 2025,” and the CUSIP number shall be “80282K BB1”.

(b) Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $1,000,000,000 on the Issue Date. Provided that no Covenant Breach or Event of Default has occurred and is continuing with respect to the Notes, the Company may, without notice to or the consent of the Holders, create and issue additional Securities having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued.

(c) Person to Whom Interest is Payable. Interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the close of business fifteen (15) calendar days (whether or not a Business Day) immediately preceding an Interest Payment Date (May 18 and November 17, respectively). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner and as provided for in the Base Indenture.

(d) Maturity Date. The entire outstanding principal of the Notes shall be payable on June 2, 2025 (the “Maturity Date”).

(e) Interest. The rate at which the Notes shall bear interest shall be 3.450% per annum (the “Applicable Rate”); the date from which interest shall accrue on the Notes shall be June 1, 2020 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be June 2 and December 2 of each year, beginning on December 2, 2020. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(f) Place of Payment of Principal and Interest. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of any Note in the case of any payment due at the Maturity Date; provided, however, that (i) if any Note is a Global Security, payments shall be made in respect of such Note pursuant to the Applicable Procedures of the Depositary as in effect from time to time, and (ii) if any Note is not a Global Security, payment of interest in respect of such Note will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, if any Note is not a Global Security and has a principal amount of at least $1,000,000, upon request, the Company will pay any amount that becomes due on such Note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request such a wire payment, the Holder of such Note must give the Paying Agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

(g) Redemption.

(1) The Notes will be redeemable at the Company’s option, in whole or in part, at any time or from time to time, on or after November 28, 2020 (180 days from the Issue Date) (or, if additional Notes are issued, beginning 180 days after the issue date of such additional Notes), and prior to the Applicable Notes Par Call Date, in each case at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of:’

a. 100% of the aggregate principal amount of the Notes being redeemed on that redemption date; and

b. The sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes to be redeemed matured on the Applicable Notes Par Call Date (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Applicable Spread for the Notes to be redeemed, as such amount shall be certified to the Trustee by the Company.

(2) The Company may, at its option, at any time from time to time, on and after the Applicable Notes Par Call Date, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed (par) plus accrued and unpaid interest thereon, if any, to, but excluding the date of redemption. Other than as set forth in the preceding sentence, the Notes are not redeemable prior to the Maturity Date.

(3) Solely for the purposes of this Section 3.02(g), the following terms shall have the following meanings:

a. “Applicable Notes Par Call Date” means May 2, 2025 (31 days prior to the Maturity Date).

b. “Applicable Spread” means 50 basis points.

c. “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming the notes matured on the Applicable Notes Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

d. “Comparable Treasury Price” means, with respect to any redemption date for notes to be redeemed, (A) if the Independent Investment Banker obtains four or more applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker obtains fewer than four applicable Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

e. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

f. “Reference Treasury Dealers” mean, with respect to the notes offered hereby, (A) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) selected by Santander Investment Securities Inc. (or their respective affiliates which are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

g. “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for notes to be redeemed, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes to be redeemed on such redemption date (expressed in each case as a percentage of its aggregate principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the preceding sentence, “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

h. “Treasury Rate” means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the notes to be redeemed on such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

(h) Sinking Fund. There shall be no sinking fund for the Notes.

(i) Denomination. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(j) Currency of the Notes. The Notes shall be denominated, and payment of principal and interest of the Notes shall be payable in, the currency of the United States of America.

(k) Currency of Payment. The principal of and interest on the Notes shall be payable in the currency of the United States of America.

(l) Defeasance. Article 13 of the Base Indenture shall apply to the Notes.

(m) Registered Form. The Notes shall be issuable as registered Global Securities, and the depositary for the Notes shall be the Depository Trust Company in The City of New York (“DTC”) or any successor depositary appointed by the Company within 90 days of the termination of services of DTC (or any successor to DTC). Sections 2.04 and 3.05 of the Base Indenture shall apply to the Notes.

(n) Covenants. The covenants set forth in Article 10 of the Base Indenture shall apply to the Notes.

(o) Additional Terms. Other terms applicable to the Notes are as otherwise provided for below.

ARTICLE 4

SUPPLEMENTAL INDENTURES

Section 4.01 Supplemental Indentures. The following paragraph shall be added to the end of Section 9.01 of the Base Indenture and shall only apply to the Notes:

Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform the terms of the Indenture and the Securities to the description of the Securities in the prospectus supplement dated May 27, 2020 relating to the offering of the Securities.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Trust Indenture Act of 1939. This Twenty-Fifth Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 5.02 Governing Law. This Twenty-Fifth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

Section 5.03 Duplicate Originals. The parties may sign any number of copies of this Twenty-Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.04 Separability. In case any provision in this Twenty-Fifth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05 Ratification. The Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented and amended by this Twenty-Fifth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture, the Eighth Supplemental Indenture and this Twenty-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Twenty-Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by this Twenty-Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as amended by the Eighth Supplemental Indenture and as supplemented by this Twenty-Fifth Supplemental Indenture.

Section 5.06 Effectiveness. The provisions of this Twenty-Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 5.07 Successors. All agreements of the Company in this Twenty-Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Twenty-Fifth Supplemental Indenture shall bind its successors.

Section 5.08 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Fifth Supplemental Indenture, the Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Fifth Supplemental Indenture to be duly executed as of the date set forth above.

Attest		SANTANDER HOLDINGS USA, INC. as the Company

By:	/s/ Gerard A. Chamberlain	By:	/s/ Andrew Kang
Name:	Gerard A. Chamberlain	Name:	Andrew Kang
Title:	Executive Vice President and Assistant Secretary	Title:	Executive Vice President and Treasurer

[SIGNATURE PAGE TO TWENTY-FIFTH SUPPLEMENTAL INDENTURE]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

[SIGNATURE PAGE TO TWENTY-FIFTH SUPPLEMENTAL INDENTURE]

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Global Notes Legend]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OR FUND.

SANTANDER HOLDINGS USA, INC.

3.450% Senior Notes due 2025

CUSIP No.: 80282K BB1

ISIN: US80282KBB17

No.	$

Santander Holdings USA, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $                 on June 2, 2025, and to pay interest thereon from June 1, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 2 and December 2 in each year, commencing December 2, 2020, and at the Maturity Date, at the rate of 3.450% per annum, until the principal hereof is paid or made available for payment, provided that any premium, and any such installment of interest, which is overdue shall bear interest at the rate of 3.450% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such overdue amounts are due until they are paid or duly provided for, and such interest on any overdue installment shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business fifteen (15) calendar days (whether or not a Business Day) immediately prior to an Interest Payment Date (May 18 and November 17, respectively). Any such interest so payable, but not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Security in the case of any payment due at the Maturity Date; provided, however, that (i) if this Security is a Global Security, payments shall be made pursuant to the Applicable Procedures of the Depositary as in effect from time to time, and (ii) if this Security is not a Global Security, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, if this Security is not a Global Security and has a principal amount of at least $1,000,000, upon request, the Company will pay any amount that becomes due on this Security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the Holder must give the Paying Agent appropriate wire transfer instructions at least five Business Days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment

Date, the instructions must be given by the person or entity who is the Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

Attest	SANTANDER HOLDINGS USA, INC. as the Company

By:	By:
Name:	Name:
Title:	Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein and referred to in the Indenture referred to hereinafter.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 19, 2011 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as amended by an Eighth Supplemental Indenture, dated as of March 1, 2017, between the Company and the Trustee (herein called the “Eighth Supplemental Indenture”), and as supplemented by a Twenty-Fifth Supplemental Indenture, dated as of June 1, 2020, between the Company and the Trustee (herein called the “Twenty-Fifth Supplemental Indenture” and, together with the Base Indenture and Eighth Supplemental Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount of $1,000,000,000.

The Securities of this series shall be redeemable, in whole or in part, by the Company at any time or from time to time, on or after November 28, 2020 (180 days after the Issue Date), and prior to the 31st day prior to the Maturity Date (May 2, 2025), in each case at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of: (1) 100% of the aggregate principal amount of the Securities being redeemed on that redemption date; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed that would be due if the Securities to be redeemed the 31st day prior to the Maturity Date (May 2, 2025) (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in this prospectus supplement) plus 50 basis points.

The Securities of this series shall also be redeemable in whole or in part by the Company on or after the 31st day prior to the Maturity Date (May 2, 2025) at 100% of the principal amount of the Securities of this series to be redeemed (par), plus accrued and unpaid interest thereon to the date of redemption. The Securities of this series are not entitled to the benefit of any sinking fund.

The Securities of this series will not be listed on any national securities exchange or included in any automated quotation system. Currently there is no market for the Securities of this series.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants, Covenant Breaches and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Covenant Breach or Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Covenant Breach or Event of Default as Trustee and offered the Trustee indemnity and/or security satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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